www.valaris.com	Press Release

Valaris Reports Second Quarter 2023 Results

Hamilton, Bermuda, August 1, 2023… Valaris Limited (NYSE: VAL) ("Valaris" or the "Company") today reported second quarter 2023 results.

President and Chief Executive Officer Anton Dibowitz said, “In the second quarter, we continued to deliver strong operational performance, achieving revenue efficiency of 97%. We also mobilized the VALARIS DS-17 to Brazil, which has completed its reactivation and is expected to commence its contract this month.”

Dibowitz added, “Our outlook for the industry and our business remains very positive, with increasing demand and constrained supply tightening the market. We continue to see increases in contract duration, lead times and day rates, all of which point towards a strong and sustained upcycle. Our earnings and cash flow should grow meaningfully over the next few years as rigs roll from legacy day rate contracts to higher market rates and reactivated rigs return to work on attractive contracts.”

Dibowitz concluded, “Moving forward, we will continue to be disciplined in exercising our operational leverage and laser-focused on maximizing long-term shareholder value. This includes our commitment to returning capital to shareholders, as demonstrated by our recently announced increase in our 2023 share repurchase target from $150 million to $200 million.”

Financial and Operational Highlights

•Net loss of $27 million, Adjusted EBITDA of $15 million and Adjusted EBITDAR of $59 million;
•Delivered revenue efficiency of 97%;
•Awarded new contracts and extensions with associated contract backlog of approximately $180 million during the second quarter;
•Long-term contract awarded to VALARIS DS-7 following quarter end, increasing total contract backlog to $3.0 billion;
•Increased 2023 share repurchase target from $150 million to $200 million in conjunction with the VALARIS DS-7 contract award;
•Repurchased $65 million of shares through June 30, 2023 and $94 million to date.

Second Quarter Review

Net loss was $27 million compared to net income of $49 million in the first quarter 2023. Adjusted EBITDA decreased to $15 million from $29 million in the first quarter primarily due to higher reactivation expense. Adjusted EBITDAR increased to $59 million from $55 million in the first quarter.

Revenues decreased to $415 million from $430 million in the first quarter 2023. Excluding reimbursable items, revenues decreased to $390 million from $408 million in the first quarter. The decrease was primarily due to fewer operating days for the jackup fleet and lower mobilization and demobilization revenues. These were partially offset by an increase in the average day rate for both floaters and jackups.

Contract drilling expense decreased to $374 million from $377 million in the first quarter 2023. Excluding reimbursable items, contract drilling expense decreased to $348 million from $356 million in the first quarter primarily due to lower costs for rigs that were idle or between contracts in the second quarter, and lower repair and maintenance costs associated with special periodic surveys and contract preparation work. These were partially offset by higher reactivation costs, which increased to $44 million from $26 million.

Depreciation expense increased to $25 million from $23 million in the first quarter 2023. General and administrative expense increased to $26 million from $24 million in the first quarter 2023 primarily due to higher personnel costs.

Other income decreased to $7 million from $13 million in the first quarter 2023. This was primarily due to a $29 million loss recognized on the extinguishment of the Senior Secured First Lien Notes due 2028 and a $6 million increase in interest expense associated with the refinancing transaction. These were partially offset by a $27 million pre-tax gain recognized in the second quarter on the sale of VALARIS 54.

Tax expense was $25 million compared to a tax benefit of $28 million in the first quarter 2023. The second quarter tax provision included $6 million of discrete tax expense and the first quarter tax provision included $44 million of discrete tax benefit, which were primarily attributable to changes in liabilities for unrecognized tax benefits associated with tax positions taken in prior years. Adjusted for discrete items, tax expense increased to $18 million from $16 million in the first quarter.

Cash and cash equivalents and restricted cash decreased to $805 million as of June 30, 2023, from $844 million as of March 31, 2023. The decrease was primarily due to payments for share repurchases, net capital expenditures and an increase in working capital, partially offset by net proceeds from the refinancing transaction completed during the quarter.

Capital expenditures increased to $71 million from $56 million in the first quarter 2023 primarily due to an increase in fleetwide maintenance capital expenditures and reactivation capital expenditures associated with VALARIS DS-8.

Second Quarter Segment Review

Floaters

Floater revenues increased to $227 million from $215 million in the first quarter 2023. Excluding reimbursable items, revenues increased to $216 million from $207 million in the first quarter. The increase was primarily due to more operating days and a higher average day rate for VALARIS DS-12, which commenced a new contract in the second quarter after spending part of the first quarter mobilizing from Mauritania to Angola.

Contract drilling expense increased to $196 million from $175 million in the first quarter 2023. Excluding reimbursable items, contract drilling expense increased to $185 million from $166 million in the first quarter. The increase was primarily due to higher reactivation costs, which increased to $44 million from $26 million in the first quarter due to the commencement of a reactivation project for VALARIS DS-8 ahead of a three-year contract offshore Brazil. This was partially offset by lower reactivation expense for VALARIS DS-17, which is expected to commence operations offshore Brazil this month.

Jackups

Jackup revenues decreased to $145 million from $170 million in the first quarter 2023. Excluding reimbursable items, revenues decreased to $136 million from $162 million in the first quarter primarily due to fewer operating days and lower mobilization and demobilization revenues for VALARIS 249, which completed its contract offshore New Zealand late in the first quarter and was mobilizing to its next contract offshore Trinidad during the second quarter. In addition, VALARIS 54 was sold following the completion of its contract late in the first quarter and VALARIS 108 was idle for most of the second quarter undergoing contract preparation work ahead of a three-year bareboat charter with ARO Drilling. These were partially offset by more operating days for VALARIS 115 and 247 as both rigs commenced new contracts after idle periods.

Contract drilling expense decreased to $124 million from $149 million in the first quarter 2023. Excluding reimbursable items, contract drilling expense decreased to $114 million from $142 million in the first quarter. This was primarily due to lower costs for VALARIS 249 as the rig's operating costs were deferred during its mobilization from New Zealand to Trinidad, lower costs for VALARIS Viking due to the rig being preservation stacked in the first quarter and lower costs associated with special periodic surveys and contract preparations for certain rigs.

ARO Drilling

Revenues decreased to $118 million from $124 million in the first quarter 2023 primarily due to an increase in out of service time related to planned maintenance on certain rigs. Contract drilling expense increased to $95 million from $91 million in the first quarter primarily due to higher repair costs associated with the previously mentioned planned maintenance.

Other

Revenues decreased to $43 million from $46 million in the first quarter 2023 and contract drilling expense decreased to $18 million from $20 million in the first quarter.

		Second Quarter
	Floaters			Jackups			ARO (1)			Other			Reconciling Items (1)(2)		Consolidated Total
(in millions of $, except %)	Q2 2023	Q1 2023	Chg	Q2 2023	Q1 2023	Chg	Q2 2023	Q1 2023	Chg	Q2 2023	Q1 2023	Chg	Q2 2023	Q1 2023	Q2 2023	Q1 2023	Chg

Revenues	227.4	214.8	6%	144.6	169.8	(15)%	117.8	123.6	(5)%	43.2	45.5	(5)%	(117.8)	(123.6)	415.2	430.1	(3)%
Operating expenses
Contract drilling	196.2	174.6	(12)%	123.5	148.9	17%	95.0	90.9	(5)%	18.2	20.2	10%	(59.4)	(57.4)	373.5	377.2	1%
Depreciation	13.6	13.0	(5)%	9.6	9.0	(7)%	15.6	15.0	(4)%	1.2	1.3	8%	(15.5)	(15.0)	24.5	23.3	(5)%
General and admin.	—	—	—%	—	—	—%	5.7	4.6	(24)%	—	—	—%	20.7	19.8	26.4	24.4	(8)%
Equity in earnings (losses) of ARO	—	—	—%	—	—	—%	—	—	—%	—	—	—%	(0.7)	3.3	(0.7)	3.3	nm
Operating income (loss)	17.6	27.2	(35)%	11.5	11.9	(3)%	1.5	13.1	(89)%	23.8	24.0	(1)%	(64.3)	(67.7)	(9.9)	8.5	nm

Net income (loss)	17.9	27.5	(35)%	39.1	12.1	223%	(7.3)	0.8	nm	23.8	24.0	(1)%	(100.8)	(15.8)	(27.3)	48.6	nm

Adjusted EBITDA	31.1	40.2	(23)%	21.1	20.8	1%	17.1	28.1	(39)%	24.9	25.4	(2)%	(78.9)	(86.0)	15.3	28.5	(46)%
Adjusted EBITDAR	75.3	66.4	13%	21.0	20.9	—%	17.1	28.1	(39)%	24.9	25.4	(2)%	(78.9)	(86.0)	59.4	54.8	8%
(1) The full operating results included above for ARO are not included within our consolidated results and thus deducted under "Reconciling Items" and replaced with our equity in earnings of ARO.

(2) Our onshore support costs included within contract drilling expenses are not allocated to our operating segments for purposes of measuring segment operating income (loss) and as such, these costs are included in "Reconciling Items." Further, general and administrative expense and depreciation expense incurred by our corporate office are not allocated to our operating segments for purposes of measuring segment operating income (loss) and are included in "Reconciling Items."

Adjusted EBITDA and Adjusted EBITDAR

In the second quarter, Valaris changed its Adjusted EBITDA and Adjusted EBITDAR calculations to include amortization associated with deferred mobilization and contract preparation revenues and costs and deferred capital upgrade revenues. The Company believes that this change will ensure that Adjusted EBITDA and Adjusted EBITDAR better reflect the earnings profile of our operations and will be more closely aligned with the calculation methodology used by Valaris' closest offshore drilling peers. Adjusted EBITDA and Adjusted EBITDAR for all comparative periods have been revised using the new methodology to consistently reflect this change. The impact of the calculation change on both Adjusted EBITDA and Adjusted EBITDAR was negative $2 million and positive $4 million in the second and first quarter 2023, respectively.

As previously announced, Valaris will hold its second quarter 2023 earnings conference call at 9:00 a.m. CT (10:00 a.m. ET) on Wednesday, August 2, 2023. An updated investor presentation will be available on the Valaris website after the call.

About Valaris Limited

Valaris Limited (NYSE: VAL) is the industry leader in offshore drilling services across all water depths and geographies. Operating a high-quality rig fleet of ultra-deepwater drillships, versatile semisubmersibles, and modern shallow-water jackups, Valaris has experience operating in nearly every major offshore basin. Valaris maintains an unwavering commitment to safety, operational excellence, and customer satisfaction, with a focus on technology and innovation. Valaris Limited is a Bermuda exempted company. To learn more, visit the Valaris website at www.valaris.com.

Forward-Looking Statements

Statements contained in this press release that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include words or phrases such as "anticipate," "believe," "estimate," "expect," "intend," "likely," "plan," "project," "could," "may," "might," "should," "will" and similar words and specifically include statements regarding expected financial performance; expected utilization, day rates, revenues, operating expenses, cash flows, contract status, terms and duration, contract backlog, capital expenditures, insurance, financing and funding; the offshore drilling market, including supply and demand, customer drilling programs, stacking of rigs, effects of new rigs on the market and effect of the volatility of commodity prices; expected work commitments, awards, contracts and letters of intent; scheduled delivery dates for rigs; performance of our joint ventures, including our joint venture with Saudi Aramco; timing of the delivery of the Saudi Aramco Rowan Offshore Drilling Company ("ARO") newbuild rigs and the timing of additional ARO newbuild orders; the availability, delivery, mobilization, contract commencement, availability, relocation or other movement of rigs and the timing thereof; rig reactivations; suitability of rigs for future contracts; divestitures of assets; general economic, market, business and industry conditions, including inflation and recessions, trends and outlook; general political conditions, including political tensions, conflicts and war (such as the ongoing conflict in Ukraine); cybersecurity attacks and threats; impacts and effects of public health crises, pandemics and epidemics, such as the COVID-19 pandemic; future operations; any exercise of our options for delivery of the VALARIS DS-13 and VALARIS DS-14; increasing regulatory complexity; targets, progress, plans and goals related to environmental, social and governance (“ESG”) matters; the outcome of tax disputes; assessments and settlements; and expense management. The forward-looking statements contained in this press release are subject to numerous risks, uncertainties and assumptions that may cause actual results to vary materially from those indicated, including cancellation, suspension, renegotiation or termination of drilling contracts and programs; our ability to obtain financing, service our debt, fund capital expenditures and pursue other business opportunities; adequacy of sources of liquidity for us and our customers; future share repurchases; actions by regulatory authorities, or other third parties; actions by our security holders; internal control risk; commodity price fluctuations and volatility, customer demand, loss of a significant customer or customer contract, downtime and other risks associated with offshore rig operations; adverse weather, including hurricanes; changes in worldwide rig supply, including as a result of reactivations and newbuilds; and demand, competition and technology; supply chain and logistics challenges; consumer preferences for alternative fuels and forecasts or expectations regarding the global energy transition; increased scrutiny of our ESG targets, including our Scope 1 emissions intensity reduction target, initiatives and reporting and our ability to achieve such targets or initiatives; changes in customer strategy; future levels of offshore drilling activity; governmental action, civil unrest and political and economic uncertainties, including recessions, volatility affecting the banking system and financial markets, inflation and adverse changes in the level of international trade activity; terrorism, piracy and military action; risks inherent to shipyard rig reactivation, upgrade, repair, maintenance or enhancement; our ability to enter into, and the terms of, future drilling contracts; suitability of rigs for future contracts; the cancellation of letters of intent or letters of award or any failure to execute definitive contracts following announcements of letters of intent, letters of award or other expected work commitments; the outcome of litigation, legal proceedings, investigations or other claims or contract disputes; governmental regulatory, legislative and permitting requirements affecting drilling operations; our ability to attract and retain skilled personnel on commercially reasonable terms; environmental or other liabilities, risks or losses; compliance with our debt agreements and debt restrictions that may limit our liquidity and flexibility; cybersecurity risks and threats; and changes in foreign currency exchange rates. In addition to the numerous factors described above, you should also carefully read and consider "Item 1A. Risk Factors" in Part I and "Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations" in Part II of our most recent annual report on Form 10-K, which is available on the Securities and Exchange Commission's website at www.sec.gov or on the Investor Relations section of our website at www.valaris.com. Each forward-looking statement speaks only as of the date of the particular statement, and we undertake no obligation to update or revise any forward-looking statements, except as required by law.

Investor & Media Contacts:	Darin Gibbins
Vice President - Investor Relations and Treasurer
+1-713-979-4623

Tim Richardson
Director - Investor Relations
+1-713-979-4619

VALARIS LIMITED AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share amounts)

	Three Months Ended
	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022
OPERATING REVENUES	$415.2	$430.1	$433.6	$437.2	$413.3

OPERATING EXPENSES
Contract drilling (exclusive of depreciation)	373.5	377.2	353.4	336.7	361.8
Loss on impairment	—	—	—	—	34.5
Depreciation	24.5	23.3	23.8	22.6	22.3
General and administrative	26.4	24.4	23.9	19.2	19.0
Total operating expenses	424.4	424.9	401.1	378.5	437.6
EQUITY IN EARNINGS (LOSSES) OF ARO	(0.7)	3.3	8.6	2.9	8.7
OPERATING INCOME (LOSS)	(9.9)	8.5	41.1	61.6	(15.6)

OTHER INCOME (EXPENSE)
Interest income	24.6	23.0	15.5	27.9	11.2
Interest expense, net	(16.7)	(11.1)	(10.5)	(11.7)	(11.6)
Other, net	(0.8)	0.6	(5.2)	13.7	149.0
	7.1	12.5	(0.2)	29.9	148.6

INCOME (LOSS) BEFORE INCOME TAXES	(2.8)	21.0	40.9	91.5	133.0

PROVISION (BENEFIT) FOR INCOME TAXES	24.5	(27.6)	9.8	13.8	20.2

NET INCOME (LOSS)	(27.3)	48.6	31.1	77.7	112.8

NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	(2.1)	(1.9)	(1.9)	(3.4)	(1.2)

NET INCOME (LOSS) ATTRIBUTABLE TO VALARIS	$(29.4)	$46.7	$29.2	$74.3	$111.6

EARNINGS (LOSS) PER SHARE
Basic	$(0.39)	$0.62	$0.39	$0.99	$1.49
Diluted	$(0.39)	$0.61	$0.38	$0.98	$1.48
WEIGHTED-AVERAGE SHARES OUTSTANDING
Basic	74.8	75.2	75.2	75.1	75.0
Diluted	74.8	76.4	76.0	75.6	75.6

VALARIS LIMITED AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In millions)

	As of
	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$787.3	$822.5	$724.1	$406.0	$553.5
Restricted cash	18.0	21.5	24.4	18.2	23.8
Short-term investments	—	—	—	220.0	—
Accounts receivable, net	473.4	393.4	449.1	535.5	544.6
Other current assets	168.7	158.1	148.6	162.9	159.0
Total current assets	$1,447.4	$1,395.5	$1,346.2	$1,342.6	$1,280.9

PROPERTY AND EQUIPMENT, NET	1,073.7	1,015.5	977.2	953.6	931.7

LONG-TERM NOTES RECEIVABLE FROM ARO	268.0	261.0	254.0	246.9	264.5

INVESTMENT IN ARO	113.7	114.4	111.1	102.6	99.6

OTHER ASSETS	185.6	164.8	171.8	175.5	184.1

	$3,088.4	$2,951.2	$2,860.3	$2,821.2	$2,760.8

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable - trade	$364.2	$324.1	$256.5	$256.6	$287.0
Accrued liabilities and other	294.7	267.7	247.9	262.5	260.1
Total current liabilities	$658.9	$591.8	$504.4	$519.1	$547.1

LONG-TERM DEBT	681.9	542.8	542.4	541.8	545.7

OTHER LIABILITIES	481.5	464.6	515.6	523.2	511.0

TOTAL LIABILITIES	1,822.3	1,599.2	1,562.4	1,584.1	1,603.8

TOTAL EQUITY	1,266.1	1,352.0	1,297.9	1,237.1	1,157.0

	$3,088.4	$2,951.2	$2,860.3	$2,821.2	$2,760.8

VALARIS LIMITED AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)

	Six Months Ended June 30,
	2023	2022
OPERATING ACTIVITIES
Net income	$21.3	$73.0
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation expense	47.8	44.8
Amortization	—	4.0
Loss on extinguishment of debt	29.2	—
Gain on asset disposals	(27.9)	(137.6)
Accretion of discount on notes receivable from ARO	(14.0)	(15.4)
Share-based compensation expense	12.7	6.9
Deferred income tax expense	7.1	6.7
Equity in earnings of ARO	(2.6)	(13.0)
Net periodic pension and retiree medical income	(0.2)	(8.1)
Loss on impairment	—	34.5
Other	2.7	1.2
Changes in contract liabilities	(7.5)	20.9
Changes in deferred costs	(6.9)	(49.5)
Changes in other operating assets and liabilities	60.9	(82.4)
Net cash provided by (used in) operating activities	$122.6	$(114.0)

INVESTING ACTIVITIES
Additions to property and equipment	$(127.3)	$(99.6)
Net proceeds from disposition of assets	29.1	146.5
Net cash provided by (used in) investing activities	$(98.2)	$46.9

FINANCING ACTIVITIES
Issuance of Second Lien Notes	$700.0	$—
Redemption of First Lien Notes	(571.8)	—
Payments for share repurchases	(64.4)	—
Debt issuance costs	(31.0)	—
Other	(0.4)	(0.2)
Net cash provided by (used in) financing activities	$32.4	$(0.2)

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS AND RESTRICTED CASH	$56.8	$(67.3)
CASH AND CASH EQUIVALENTS AND RESTRICTED CASH, BEGINNING OF PERIOD	748.5	644.6
CASH AND CASH EQUIVALENTS AND RESTRICTED CASH, END OF PERIOD	$805.3	$577.3

VALARIS LIMITED AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)

	Three Months Ended
	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022
OPERATING ACTIVITIES
Net income (loss)	$(27.3)	$48.6	$31.1	$77.7	$112.8
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Loss on extinguishment of debt	29.2	—	—	—	—
Gain on asset disposals	(27.8)	(0.1)	(3.5)	(0.1)	(135.1)
Depreciation expense	24.5	23.3	23.8	22.6	22.3
Amortization	—	—	2.0	2.1	2.0
Accretion of discount on notes receivable from ARO	(7.0)	(7.0)	(7.1)	(22.4)	(7.7)
Share-based compensation expense	7.0	5.7	5.9	4.6	3.5
Deferred income tax expense	2.5	4.6	0.8	0.4	7.3
Equity in losses (earnings) of ARO	0.7	(3.3)	(8.6)	(2.9)	(8.7)
Net periodic pension and retiree medical income	(0.1)	(0.1)	(4.3)	(4.0)	(4.1)
Loss on impairment	—	—	—	—	34.5
Other	2.2	0.5	(1.6)	0.3	0.7
Changes in contract liabilities	13.3	(20.8)	3.6	38.0	11.4
Changes in deferred costs	(7.4)	0.5	8.8	1.8	(39.4)
Changes in other operating assets and liabilities	(38.9)	99.8	103.8	(31.8)	(114.3)
Net cash provided by (used in) operating activities	$(29.1)	$151.7	$154.7	$86.3	$(114.8)

INVESTING ACTIVITIES
Additions to property and equipment	$(71.0)	$(56.3)	$(53.9)	$(53.5)	$(61.1)
Net proceeds from disposition of assets	29.0	0.1	3.5	0.3	145.2
Purchases of short-term investments	—	—	—	(220.0)	—
Maturities of short-term investments	—	—	220.0	—	—
Repayments of note receivable from ARO	—	—	—	40.0	—
Net cash provided by (used in) investing activities	$(42.0)	$(56.2)	$169.6	$(233.2)	$84.1

FINANCING ACTIVITIES
Issuance of Second Lien Notes	$700.0	$—	$—	$—	$—
Redemption of First Lien Notes	(571.8)	—	—	—	—
Payments for share repurchases	(64.4)	—	—	—	—
Debt issuance costs	(31.0)	—	—	(3.9)	—
Other	(0.4)	—	—	(2.3)	(0.2)
Net cash provided by (used in) financing activities	$32.4	$—	$—	$(6.2)	$(0.2)

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS AND RESTRICTED CASH	$(38.7)	$95.5	$324.3	$(153.1)	$(30.9)
CASH AND CASH EQUIVALENTS AND RESTRICTED CASH, BEGINNING OF PERIOD	844.0	748.5	424.2	577.3	608.2
CASH AND CASH EQUIVALENTS AND RESTRICTED CASH, END OF PERIOD	$805.3	$844.0	$748.5	$424.2	$577.3

VALARIS LIMITED AND SUBSIDIARIES
OPERATING STATISTICS
(In millions)

	Three Months Ended
	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022
REVENUES
Floaters
Drillships	$157.7	$146.5	$151.9	$139.8	$149.0
Semisubmersibles	69.7	68.3	59.1	61.9	39.1
	$227.4	$214.8	$211.0	$201.7	$188.1
Jackups (1)
HD Ultra-Harsh & Harsh Environment	$56.7	$75.7	$98.5	$123.0	$106.1
HD & SD Modern	74.2	73.2	62.5	59.0	61.1
SD Legacy	13.7	20.9	20.8	13.9	18.6
	$144.6	$169.8	$181.8	$195.9	$185.8

Total	$372.0	$384.6	$392.8	$397.6	$373.9

Other
Leased and Managed Rigs	$43.2	$45.5	$40.8	$39.6	$39.4

Valaris Total	$415.2	$430.1	$433.6	$437.2	$413.3

(1)HD = Heavy Duty; SD = Standard Duty. Heavy duty jackups are well-suited for operations in tropical revolving storm areas.

VALARIS LIMITED AND SUBSIDIARIES
OPERATING STATISTICS
(In millions)

	Three Months Ended
	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022
ADJUSTED EBITDAR (1)
Active Fleet (2)	$104.5	$100.4	$121.5	$137.2	$111.7
Leased and Managed Rigs	24.9	25.4	22.3	22.0	14.9
	$129.4	$125.8	$143.8	$159.2	$126.6

Stacked Fleet (3)	(8.2)	(13.1)	(8.1)	(8.5)	(19.0)
	$121.2	$112.7	$135.7	$150.7	$107.6

Support costs
General and administrative expense	$26.4	$24.4	$23.9	$19.2	$19.0
Onshore support costs	35.4	33.5	32.8	30.2	29.7
	$61.8	$57.9	$56.7	$49.4	$48.7

Valaris Total	$59.4	$54.8	$79.0	$101.3	$58.9

Reactivation costs (4)	$44.1	$26.3	$20.7	$17.8	$24.3

(1)Adjusted EBITDAR is earnings before interest, tax, depreciation, amortization and reactivation costs. Adjusted EBITDAR for active fleet, leased and managed rigs and stacked fleet also excludes onshore support costs and general and administrative expense. Starting from the second quarter 2023, our Adjusted EBITDAR calculation was changed to include amortization associated with deferred mobilization and contract preparation revenues and costs and deferred capital upgrade revenues to better reflect the earnings profile of our operations and more closely align with the calculation methodology used by Valaris' closest offshore drilling peers. Prior periods were adjusted to conform with the current period presentation.
(2)Active fleet represents rigs that are not preservation stacked and includes rigs that are in the process of being reactivated.
(3)Stacked fleet represents the combined total of all preservation and stacking costs.
(4)Reactivation costs, all of which are attributed to Valaris' active fleet, are excluded from adjusted EBITDAR.

VALARIS LIMITED AND SUBSIDIARIES
OPERATING STATISTICS
(In millions)

	Three Months Ended
	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022
ADJUSTED EBITDAR (1)
Floaters
Drillships	$44.4	$38.2	$38.8	$31.2	$44.3
Semisubmersibles	30.9	28.2	20.4	27.8	2.6
	$75.3	$66.4	$59.2	$59.0	$46.9

Jackups
HD Ultra-Harsh & Harsh	$6.1	$3.1	$31.4	$57.0	$35.5
HD & SD - Modern	11.5	9.4	13.0	10.7	2.5
SD - Legacy	3.4	8.4	9.8	2.0	7.8
	$21.0	$20.9	$54.2	$69.7	$45.8

Total	$96.3	$87.3	$113.4	$128.7	$92.7

Other
Leased and Managed Rigs	$24.9	$25.4	$22.3	$22.0	$14.9

Total	$121.2	$112.7	$135.7	$150.7	$107.6

Support costs
General and administrative expense	$26.4	$24.4	$23.9	$19.2	$19.0
Onshore support costs	35.4	33.5	32.8	30.2	29.7
	$61.8	$57.9	$56.7	$49.4	$48.7

Valaris Total	$59.4	$54.8	$79.0	$101.3	$58.9

(1)Adjusted EBITDAR is earnings before interest, tax, depreciation, amortization and reactivation costs. Adjusted EBITDAR for asset category also excludes onshore support costs and general and administrative expense. Starting from the second quarter 2023, our Adjusted EBITDAR calculation was changed to include amortization associated with deferred mobilization and contract preparation revenues and costs and deferred capital upgrade revenues to better reflect the earnings profile of our operations and more closely align with the calculation methodology used by Valaris' closest offshore drilling peers. Prior periods were adjusted to conform with the current period presentation.

VALARIS LIMITED AND SUBSIDIARIES
OPERATING STATISTICS
(In millions)

	Three Months Ended
	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022
ADJUSTED EBITDA (1)
Floaters
Drillships	$0.3	$12.2	$18.5	$14.2	$21.0
Semisubmersibles	30.8	28.0	20.0	27.0	1.9
	$31.1	$40.2	$38.5	$41.2	$22.9

Jackups
HD Ultra-Harsh & Harsh	$6.1	$3.0	$31.4	$57.1	$35.3
HD & SD - Modern	11.6	9.4	13.0	10.6	2.4
SD - Legacy	3.4	8.4	9.8	2.0	7.8
	$21.1	$20.8	$54.2	$69.7	$45.5

Total	$52.2	$61.0	$92.7	$110.9	$68.4

Other
Leased and Managed Rigs	$24.9	$25.4	$22.3	$22.0	$14.9

Total	$77.1	$86.4	$115.0	$132.9	$83.3

Support costs
General and administrative expense	$26.4	$24.4	$23.9	$19.2	$19.0
Onshore support costs	35.4	33.5	32.8	30.2	29.7
	$61.8	$57.9	$56.7	$49.4	$48.7

Valaris Total	$15.3	$28.5	$58.3	$83.5	$34.6

(1)Adjusted EBITDA is earnings before interest, tax, depreciation and amortization. Adjusted EBITDA for asset category also excludes onshore support costs and general and administrative expense. Starting from the second quarter 2023, our Adjusted EBITDA calculation was changed to include amortization associated with deferred mobilization and contract preparation revenues and costs and deferred capital upgrade revenues to better reflect the earnings profile of our operations and more closely align with the calculation methodology used by Valaris' closest offshore drilling peers. Prior periods were adjusted to conform with the current period presentation.

VALARIS LIMITED AND SUBSIDIARIES
OPERATING STATISTICS
(In millions)

	As of
	August 1, 2023	May 1, 2023	February 21, 2023	October 31, 2022	July 28, 2022
CONTRACT BACKLOG (1)
Floaters
Drillships	$1,684.9	$1,499.0	$1,062.3	$995.1	$1,090.3
Semisubmersibles	272.4	270.2	314.6	379.5	359.6
	$1,957.3	$1,769.2	$1,376.9	$1,374.6	$1,449.9
Jackups
HD Ultra-Harsh & Harsh	$307.4	$277.7	$348.3	$185.1	$192.0
HD & SD - Modern	366.8	317.7	341.1	395.3	377.6
SD - Legacy	118.4	119.7	52.9	82.3	72.3
	$792.6	$715.1	$742.3	$662.7	$641.9

Total	$2,749.9	$2,484.3	$2,119.2	$2,037.3	$2,091.8

Other
Leased and Managed Rigs	$291.4	$318.9	$344.0	$223.3	$257.5

Valaris Total	$3,041.3	$2,803.2	$2,463.2	$2,260.6	$2,349.3

(1)Our contract drilling backlog reflects commitments, represented by signed drilling contracts, and is calculated by multiplying the contracted day rate by the contract period. Contract drilling backlog includes drilling contracts subject to FID and drilling contracts which grant the customer termination rights if FID is not received with respect to projects for which the drilling rig is contracted. The contracted day rate excludes certain types of lump sum fees for rig mobilization, demobilization, contract preparation, as well as customer reimbursables and bonus opportunities.

VALARIS LIMITED AND SUBSIDIARIES
OPERATING STATISTICS

	Three Months Ended
	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022
AVERAGE DAY RATES (1)
Floaters
Drillships	$232,000	$221,000	$215,000	$220,000	$213,000
Semisubmersibles	240,000	246,000	204,000	226,000	214,000
	$235,000	$228,000	$212,000	$222,000	$213,000
Jackups
HD Ultra-Harsh & Harsh	$97,000	$97,000	$108,000	$121,000	$114,000
HD & SD Modern	97,000	92,000	83,000	82,000	79,000
SD Legacy	81,000	76,000	74,000	74,000	74,000
	$95,000	$91,000	$93,000	$100,000	$94,000

Total	$149,000	$139,000	$133,000	$138,000	$120,000

Other
Leased and Managed Rigs	$41,000	$43,000	$36,000	$38,000	$39,000

Valaris Total	$117,000	$113,000	$108,000	$112,000	$98,000

(1)Average day rates are derived by dividing contract drilling revenues, adjusted to exclude certain types of non-recurring reimbursable revenues, lump-sum revenues, revenues earned during suspension periods and revenues attributable to amortization of drilling contract intangibles, by the aggregate number of contract days, adjusted to exclude contract days associated with certain suspension periods, mobilizations, demobilizations and shipyard contracts.

VALARIS LIMITED AND SUBSIDIARIES
OPERATING STATISTICS

	Three Months Ended
	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022
UTILIZATION - TOTAL FLEET (1)
Floaters
Drillships	58%	59%	62%	54%	34%
Semisubmersibles	60%	57%	57%	54%	37%
	59%	58%	60%	54%	35%
Jackups
HD Ultra-Harsh & Harsh	55%	57%	77%	85%	81%
HD & SD Modern	52%	57%	55%	53%	53%
SD Legacy	78%	99%	99%	67%	88%
	55%	62%	68%	67%	67%

Total	56%	60%	65%	62%	56%

Other
Leased and Managed Rigs	100%	100%	100%	100%	100%

Valaris Total	65%	68%	72%	69%	64%

Pro Forma Jackups (2)	63%	68%	73%	72%	72%

(1)Rig utilization is derived by dividing the number of operating days by the number of available days in the period for the total fleet.

(2)Includes all Valaris jackups including those leased to ARO Drilling.

VALARIS LIMITED AND SUBSIDIARIES
OPERATING STATISTICS

	Three Months Ended
	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022
UTILIZATION - ACTIVE FLEET (1) (2)
Floaters
Drillships	71%	77%	85%	74%	52%
Semisubmersibles	100%	96%	96%	91%	62%
	78%	82%	88%	79%	55%
Jackups
HD Ultra-Harsh & Harsh	67%	67%	85%	94%	89%
HD & SD Modern	81%	89%	86%	81%	82%
SD Legacy	78%	99%	99%	67%	90%
	74%	81%	87%	85%	86%

Total	76%	81%	87%	83%	77%

Other
Leased and Managed Rigs	100%	100%	100%	100%	100%

Valaris Total	82%	86%	90%	87%	82%

Pro Forma Jackups (3)	79%	83%	88%	86%	87%

(1)Rig utilization is derived by dividing the number of operating days by the number of available days in the period for the active fleet.

(2)Active fleet represents rigs that are not preservation stacked and includes rigs that are in the process of being reactivated.

(3)Includes all Valaris jackups including those leased to ARO Drilling.

VALARIS LIMITED AND SUBSIDIARIES
OPERATING STATISTICS

	Three Months Ended
	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022
REVENUE EFFICIENCY (1)
Floaters
Drillships	95%	97%	96%	90%	95%
Semisubmersibles	100%	100%	100%	100%	92%
	96%	98%	97%	93%	94%
Jackups
HD Ultra-Harsh & Harsh	99%	100%	96%	99%	99%
HD & SD Modern	98%	100%	99%	97%	98%
SD Legacy	100%	99%	100%	100%	100%
	99%	100%	98%	98%	99%

Valaris Total	97%	99%	98%	96%	97%

(1)Revenue efficiency is day rate revenue earned as a percentage of maximum potential day rate revenue.

VALARIS LIMITED AND SUBSIDIARIES
OPERATING STATISTICS

	As of
NUMBER OF RIGS	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022
Active Fleet (1)
Floaters
Drillships	9	9	8	8	8
Semisubmersibles	3	3	3	3	3
	12	12	11	11	11
Jackups
HD Ultra-Harsh & Harsh	9	9	10	10	10
HD & SD Modern	9	9	9	9	10
SD Legacy	2	3	3	3	3
	20	21	22	22	23

Total Active Fleet	32	33	33	33	34

Stacked Fleet
Floaters
Drillships (2)	2	2	3	3	3
Semisubmersibles	2	2	2	2	2
	4	4	5	5	5
Jackups
HD Ultra-Harsh & Harsh	2	2	1	1	1
HD & SD Modern	5	5	5	5	5
	7	7	6	6	6

Total Stacked Fleet	11	11	11	11	11

Leased Rigs (3)
Jackups
HD Ultra-Harsh & Harsh	1	1	1	1	1
HD & SD Modern	7	7	7	7	6
Total Leased Rigs	8	8	8	8	7

Valaris Total	51	52	52	52	52

Managed Rigs (3)	2	2	2	2	2

(1)Active fleet represents rigs that are not preservation stacked and includes rigs that are in the process of being reactivated.
(2)Excludes VALARIS DS-13 and VALARIS DS-14, which Valaris has the option to take delivery by year-end 2023.
(3)Leased rigs and managed rigs included in Other reporting segment.

VALARIS LIMITED AND SUBSIDIARIES
OPERATING STATISTICS

	Three Months Ended
	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022
AVAILABLE DAYS - TOTAL FLEET (1)
Floaters
Drillships	1,001	990	1,012	1,012	979
Semisubmersibles	455	450	460	460	455
	1,456	1,440	1,472	1,472	1,434
Jackups
HD Ultra-Harsh & Harsh	990	990	1,012	1,012	1,001
HD & SD Modern	1,274	1,260	1,288	1,328	1,419
SD Legacy	199	270	276	276	279
	2,463	2,520	2,576	2,616	2,699

Total	3,919	3,960	4,048	4,088	4,133

Other
Leased and Managed Rigs	910	900	920	880	874

Valaris Total	4,829	4,860	4,968	4,968	5,007

(1)Represents the maximum number of days available in the period for the total fleet, calculated by multiplying the number of rigs in each asset category by the number of days in the period, irrespective of asset status.

VALARIS LIMITED AND SUBSIDIARIES
OPERATING STATISTICS

	Three Months Ended
	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022
AVAILABLE DAYS - ACTIVE FLEET (1)
Floaters
Drillships	819	751	736	736	645
Semisubmersibles	273	270	276	276	273
	1,092	1,021	1,012	1,012	918
Jackups
HD Ultra-Harsh & Harsh	808	841	920	920	910
HD & SD Modern	819	810	828	868	910
SD Legacy	199	270	276	276	273
	1,826	1,921	2,024	2,064	2,093

Total	2,918	2,942	3,036	3,076	3,011

Other
Leased and Managed Rigs	910	900	920	880	874

Valaris Total	3,828	3,842	3,956	3,956	3,885

(1)Represents the maximum number of days available in the period for the active fleet, calculated by multiplying the number of rigs in each asset category by the number of days in the period, for active rigs only. Active rigs are defined as rigs that are not preservation stacked and includes rigs that are in the process of being reactivated.

VALARIS LIMITED AND SUBSIDIARIES
OPERATING STATISTICS

	Three Months Ended
	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022
OPERATING DAYS (1)
Floaters
Drillships	583	581	623	546	335
Semisubmersibles	272	258	264	251	168
	855	839	887	797	503
Jackups
HD Ultra-Harsh & Harsh	540	564	778	862	810
HD & SD Modern	663	718	713	700	750
SD Legacy	155	268	273	184	245
	1,358	1,550	1,764	1,746	1,805

Total	2,213	2,389	2,651	2,543	2,308

Other
Leased and Managed Rigs	910	900	920	881	874

Valaris Total	3,123	3,289	3,571	3,424	3,182

(1)Represents the total number of days under contract in the period. Days under contract equals the total number of days that rigs have earned and recognized day rate revenue, including days associated with early contract terminations, compensated downtime and mobilizations. When revenue is deferred and amortized over a future period, for example when we receive fees while mobilizing to commence a new contract or while being upgraded in a shipyard, the related days are excluded from days under contract.

VALARIS LIMITED AND SUBSIDIARIES
OPERATING STATISTICS
($ in millions, except average day rate)

	Three Months Ended
	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022
DRILLSHIPS

Adjusted revenues (1)	$147.8	$139.4	$145.1	$131.3	$133.6
Adjusted operating expense (2)	147.1	127.2	127.3	116.8	112.0

Rig operating margin	$0.7	$12.2	$17.8	$14.5	$21.6
Rig operating margin %	—%	9%	12%	11%	16%

Other operating expenses
Depreciation	12.7	12.1	12.0	11.8	11.6
Loss on impairment	—	—	—	—	34.5
	$12.7	$12.1	$12.0	$11.8	$46.1

Other operating income (expense) (3)	(0.4)	—	0.6	(0.3)	(0.5)

Operating income (loss)	$(12.4)	$0.1	$6.4	$2.4	$(25.0)

Adjusted EBITDA (4)	$0.3	$12.2	$18.5	$14.2	$21.0
Reactivation costs (5)	44.2	25.9	20.3	17.0	23.3
Adjusted EBITDAR	$44.5	$38.1	$38.8	$31.2	$44.3

Preservation and stacking costs (5)	$3.4	$4.5	$4.9	$4.5	$11.1

Number of Rigs (at quarter end)
Total Fleet	11	11	11	11	11
Active Fleet	9	9	8	8	8

Operating Days	583	581	623	546	335
Utilization - Active Fleet	71%	77%	85%	74%	52%
Average Day Rate	$232,000	$221,000	$215,000	$220,000	$213,000

(1)Revenues exclusive of recurring reimbursable items.
(2)Operating expense exclusive of depreciation, reimbursable items, bad debt expense and onshore support costs.
(3)Other operating income (expense) includes reimbursable revenue and expense, bad debt expense and other miscellaneous items.
(4)Adjusted EBITDA for asset category excludes onshore support costs and general and administrative expense.
(5)Included in adjusted operating expense.

VALARIS LIMITED AND SUBSIDIARIES
OPERATING STATISTICS
($ in millions, except average day rate)

	Three Months Ended
	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022
SEMISUBMERSIBLES

Adjusted revenues (1)	$68.7	$67.2	$58.4	$60.7	$37.1
Adjusted operating expense (2)	37.9	38.9	38.2	33.6	35.0

Rig operating margin	$30.8	$28.3	$20.2	$27.1	$2.1
Rig operating margin %	45%	42%	35%	45%	6%

Depreciation	0.9	0.9	0.9	0.8	0.7

Other operating income (expense) (3)	0.1	(0.3)	(0.2)	(0.1)	(0.4)

Operating income	$30.0	$27.1	$19.1	$26.2	$1.0

Adjusted EBITDA (4)	$30.8	$28.0	$20.0	$27.0	$1.9
Reactivation costs (5)	—	0.3	0.4	0.8	0.7
Adjusted EBITDAR	$30.8	$28.3	$20.4	$27.8	$2.6

Preservation and stacking costs (5)	$1.1	$1.0	$1.3	$1.5	$4.1

Number of Rigs (at quarter end)
Total Fleet	5	5	5	5	5
Active Fleet	3	3	3	3	3

Operating Days	272	258	264	251	168
Utilization - Active Fleet	100%	96%	96%	91%	62%
Average Day Rate	$240,000	$246,000	$204,000	$226,000	$214,000

(1)Revenues exclusive of recurring reimbursable items.
(2)Operating expense exclusive of depreciation, reimbursable items, bad debt expense and onshore support costs.
(3)Other operating income (expense) includes reimbursable revenue and expense, bad debt expense and other miscellaneous items.
(4)Adjusted EBITDA for asset category excludes onshore support costs and general and administrative expense.
(5)Included in adjusted operating expense.

VALARIS LIMITED AND SUBSIDIARIES
OPERATING STATISTICS
($ in millions, except average day rate)

	Three Months Ended
	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022
HD ULTRA-HARSH & HARSH JACKUPS

Adjusted revenues (1)	$54.6	$71.5	$95.7	$119.5	$102.4
Adjusted operating expense (2)	48.1	68.8	64.4	62.4	67.3

Rig operating margin	$6.5	$2.7	$31.3	$57.1	$35.1
Rig operating margin %	12%	4%	33%	48%	34%

Depreciation	5.7	5.7	5.7	5.6	5.5

Other operating income (expense) (3)	(0.4)	0.4	0.2	0.3	0.2

Operating income (loss)	$0.4	$(2.6)	$25.8	$51.8	$29.8

Adjusted EBITDA (4)	$6.1	$3.0	$31.4	$57.1	$35.3
Reactivation costs (5)	—	0.1	—	(0.1)	0.2
Adjusted EBITDAR	$6.1	$3.1	$31.4	$57.0	$35.5

Preservation and stacking costs (5)	$1.4	$5.1	$(0.5)	$—	$0.6

Number of Rigs (at quarter end) (6)
Total Fleet	11	11	11	11	11
Active Fleet	9	9	10	10	10

Operating Days	540	564	778	862	810
Utilization - Active Fleet	67%	67%	85%	94%	89%
Average Day Rate	$97,000	$97,000	$108,000	$121,000	$114,000

(1)Revenues exclusive of recurring reimbursable items.
(2)Operating expense exclusive of depreciation, reimbursable items, bad debt expense and onshore support costs.
(3)Other operating income (expense) includes reimbursable revenue and expense, bad debt expense and other miscellaneous items.
(4)Adjusted EBITDA for asset category excludes onshore support costs and general and administrative expense.
(5)Included in adjusted operating expense.
(6)Jackup rigs leased to ARO are not included in the number of rigs at quarter end.

VALARIS LIMITED AND SUBSIDIARIES
OPERATING STATISTICS
($ in millions, except average day rate)

	Three Months Ended
	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022
HD & SD MODERN JACKUPS

Adjusted revenues (1)	$68.0	$70.4	$62.2	$58.9	$61.1
Adjusted operating expense (2)	56.2	60.9	49.0	48.4	58.6

Rig operating margin	$11.8	$9.5	$13.2	$10.5	$2.5
Rig operating margin %	17%	13%	21%	18%	4%

Depreciation	2.8	2.3	2.3	2.2	2.3

Other operating expense (3)	(0.2)	(0.1)	(2.2)	(1.9)	(2.0)

Operating income (loss)	$8.8	$7.1	$8.7	$6.4	$(1.8)

Adjusted EBITDA (4)	$11.6	$9.4	$13.0	$10.6	$2.4
Reactivation costs (5)	(0.1)	—	—	0.1	0.1
Adjusted EBITDAR	$11.5	$9.4	$13.0	$10.7	$2.5

Preservation and stacking costs (5)	$2.0	$2.5	$2.4	$2.4	$3.3

Number of Rigs (at quarter end) (6)
Total Fleet	14	14	14	14	15
Active Fleet	9	9	9	9	10

Operating Days	663	718	713	700	750
Utilization - Active Fleet	81%	89%	86%	81%	82%
Average Day Rate	$97,000	$92,000	$83,000	$82,000	$79,000

(1)Revenues exclusive of recurring reimbursable items and amortization of drilling contract intangibles.
(2)Operating expense exclusive of depreciation, reimbursable items, bad debt expense and onshore support costs.
(3)Other operating expense includes reimbursable revenue and expense, bad debt expense and other miscellaneous items.
(4)Adjusted EBITDA for asset category excludes onshore support costs and general and administrative expense.
(5)Included in adjusted operating expense.
(6)Jackup rigs leased to ARO are not included in the number of rigs at quarter end.

VALARIS LIMITED AND SUBSIDIARIES
OPERATING STATISTICS
($ in millions, except average day rate)

	Three Months Ended
	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022
SD LEGACY JACKUPS

Adjusted revenues (1)	$13.0	$20.4	$20.4	$13.6	$18.1
Adjusted operating expense (2)	9.6	12.0	10.5	11.7	10.4

Rig operating margin	$3.4	$8.4	$9.9	$1.9	$7.7
Rig operating margin %	26%	41%	49%	14%	43%

Depreciation	1.1	1.0	1.6	0.9	0.9

Other operating income (expense) (3)	—	—	(0.1)	—	0.1

Operating income	$2.3	$7.4	$8.2	$1.0	$6.9

Adjusted EBITDA (4)	$3.4	$8.4	$9.8	$2.0	$7.8

Adjusted EBITDAR	$3.4	$8.4	$9.8	$2.0	$7.8

Preservation and stacking costs (5)	$0.2	$—	$0.1	$0.1	$(0.1)

Number of Rigs (at quarter end) (6)
Total Fleet	2	3	3	3	3
Active Fleet	2	3	3	3	3

Operating Days	155	268	273	184	245
Utilization - Active Fleet	78%	99%	99%	67%	90%
Average Day Rate	$81,000	$76,000	$74,000	$74,000	$74,000

(1)Revenues exclusive of recurring reimbursable items.
(2)Operating expense exclusive of depreciation, reimbursable items, bad debt expense and onshore support costs.
(3)Other operating income (expense) includes reimbursable revenue and expense, bad debt expense and other miscellaneous items.
(4)Adjusted EBITDA for asset category excludes onshore support costs and general and administrative expense.
(5)Included in adjusted operating expense.
(6)Jackup rigs leased to ARO are not included in the number of rigs at quarter end.

ARO DRILLING
CONDENSED BALANCE SHEET INFORMATION
(In millions)

	As of
	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022
Cash	$100.6	$101.2	$176.2	$173.5	$293.3
Other current assets	188.3	189.3	140.6	145.6	106.3
Non-current assets	879.6	830.2	818.1	800.9	777.5
Total assets	$1,168.5	$1,120.7	$1,134.9	$1,120.0	$1,177.1

Current liabilities	$122.6	$68.5	$86.3	$87.3	$63.7
Non-current liabilities	887.5	887.4	884.6	879.5	958.7
Total liabilities	$1,010.1	$955.9	$970.9	$966.8	$1,022.4

Shareholders' equity	$158.4	$164.8	$164.0	$153.2	$154.7

Total liabilities and shareholders' equity	$1,168.5	$1,120.7	$1,134.9	$1,120.0	$1,177.1

ARO DRILLING
CONDENSED INCOME STATEMENT INFORMATION
(In millions)

	Three Months Ended
	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022
Revenues	$117.8	$123.6	$120.4	$111.4	$116.4
Operating expenses
Contract drilling (exclusive of depreciation)	95.0	90.9	85.5	90.0	82.1
Depreciation	15.6	15.0	16.1	15.4	15.4
General and administrative	5.7	4.6	5.6	4.7	3.2
Operating income	$1.5	$13.1	$13.2	$1.3	$15.7
Other expense, net	8.8	10.4	1.8	2.7	3.3
Provision (benefit) for income taxes	—	1.9	0.7	(0.1)	2.5
Net income (loss)	$(7.3)	$0.8	$10.7	$(1.3)	$9.9

EBITDA	$17.1	$28.1	$29.3	$16.7	$31.1

ARO Drilling condensed balance sheet and income statement information presented above represents 100% of ARO. Valaris has a 50% ownership interest in ARO.

ARO DRILLING
OPERATING STATISTICS

	As of
(In millions)	August 1, 2023	May 1, 2023	February 21, 2023	October 31, 2022	July 28, 2022
CONTRACT BACKLOG (1)
Owned Rigs	$686.3	$747.7	$794.3	$870.7	$934.9
Leased Rigs	815.0	884.7	937.5	473.3	524.3
Total	$1,501.3	$1,632.4	$1,731.8	$1,344.0	$1,459.2

(1)Contract drilling backlog reflects commitments, represented by signed drilling contracts, and is calculated by multiplying the contracted day rate by the contract period. The contracted day rate excludes certain types of lump sum fees for rig mobilization, demobilization, contract preparation, as well as customer reimbursables and bonus opportunities.

	Three Months Ended
	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022
AVERAGE DAY RATES (1)
Owned Rigs	$90,000	$99,000	$95,000	$96,000	$94,000
Leased Rigs (2)	98,000	98,000	91,000	91,000	91,000
Total	$95,000	$98,000	$93,000	$93,000	$92,000

UTILIZATION (3)
Owned Rigs	83%	91%	96%	86%	97%
Leased Rigs (2)	98%	95%	91%	92%	96%
Total	91%	93%	93%	89%	96%

REVENUE EFFICIENCY (4)
Owned Rigs	95%	98%	97%	98%	97%
Leased Rigs (2)	99%	95%	93%	96%	97%
Total	97%	96%	95%	97%	97%

NUMBER OF RIGS (AT QUARTER END) (5)
Owned Rigs	7	7	7	7	7
Leased Rigs (2)	8	8	8	8	7
Total	15	15	15	15	14

AVAILABLE DAYS (6)
Owned Rigs	637	630	644	644	637
Leased Rigs (2)	728	720	736	696	671
Total	1,365	1,350	1,380	1,340	1,308

OPERATING DAYS (7)
Owned Rigs	532	575	618	553	619
Leased Rigs (2)	713	683	672	640	642
Total	1,245	1,258	1,290	1,193	1,261

(1)Average day rates are derived by dividing contract drilling revenues, adjusted to exclude certain types of non-recurring reimbursable revenues, lump-sum revenues, revenues earned during suspension periods and revenues attributable to amortization of drilling contract intangibles, by the aggregate number of contract days, adjusted to exclude contract days associated with certain suspension periods, mobilizations, demobilizations and shipyard contracts.
(2)All ARO leased rigs are leased from Valaris.
(3)Rig utilization is derived by dividing the number of operating days by the number of available days in the period for the rig fleet.
(4)Revenue efficiency is day rate revenue earned as a percentage of maximum potential day rate revenue.
(5)Rig count for owned rigs excludes two rigs under construction. We expect delivery of these rigs to be in 2023.
(6)Represents the maximum number of days available in the period for the rig fleet, calculated by multiplying the number of rigs in each asset category by the number of days in the period, irrespective of asset status.
(7)Represents the total number of days under contract in the period. Days under contract equals the total number of days that rigs have earned and recognized day rate revenue, including days associated with early contract terminations, compensated downtime and mobilizations. When revenue is deferred and amortized over a future period, for example when we receive fees while mobilizing to commence a new contract or while being upgraded in a shipyard, the related days are excluded from days under contract.

Non-GAAP Financial Measures
To supplement Valaris’ condensed consolidated financial statements presented on a GAAP basis, this press release provides investors with Adjusted EBITDA and Adjusted EBITDAR, which are non-GAAP measures.

Valaris defines "Adjusted EBITDA" as net income (loss) from continuing operations before income tax expense, interest expense, other (income) expense, depreciation expense, amortization, loss on impairment and equity in (earnings) losses of ARO. Adjusted EBITDA is a non-GAAP measure that our management uses to facilitate period-to-period comparisons of our core operating performance and to evaluate our long-term financial performance against that of our peers. We believe that this measure is useful to investors and analysts in allowing for greater transparency of our core operating performance and makes it easier to compare our results with those of other companies within our industry. Adjusted EBITDA should not be considered (a) in isolation of, or as a substitute for, net income (loss), (b) as an indication of cash flows from operating activities, or (c) as a measure of liquidity. Adjusted EBITDA may not be comparable to other similarly titled measures reported by other companies.

In the second quarter 2023, Valaris changed its Adjusted EBITDA and Adjusted EBITDAR calculations to include amortization associated with deferred mobilization and contract preparation revenues and costs and deferred capital upgrade revenues to better reflect the earnings profile of our operations and more closely align with the calculation methodology used by Valaris' closest offshore drilling peers. Adjusted EBITDA and Adjusted EBITDAR for all comparative periods have been revised using the new methodology to consistently reflect this change.

Valaris defines "Adjusted EBITDAR" as Adjusted EBITDA before reactivation costs. Adjusted EBITDAR is a non-GAAP measure that our management uses to assess the performance of our fleet excluding one-time rig reactivation costs. We believe that this measure is useful to investors and analysts in allowing for greater transparency of our core operating performance. Adjusted EBITDAR should not be considered (a) in isolation of, or as a substitute for, net income (loss), (b) as an indication of cash flows from operating activities, or (c) as a measure of liquidity. Adjusted EBITDAR may not be comparable to other similarly titled measures reported by other companies.

Valaris defines ARO "EBITDA" as net income before income tax expense, other expense, net and depreciation expense. EBITDA is a non-GAAP measure that our management uses to facilitate period-to-period comparisons of ARO's core operating performance and to evaluate ARO's long-term financial performance against that of ARO's peers. We believe that this measure is useful to investors and analysts in allowing for greater transparency of ARO's core operating performance and makes it easier to compare ARO's results with those of other companies within ARO's industry. EBITDA should not be considered (a) in isolation of, or as a substitute for, net income (loss), (b) as an indication of cash flows from operating activities, or (c) as a measure of liquidity. EBITDA may not be comparable to other similarly titled measures reported by other companies.

The Company is not able to provide a reconciliation of the Company's forward-looking Adjusted EBITDA, as discussed on its second quarter 2023 earnings conference call, to the most directly comparable GAAP measure without unreasonable effort because of the inherent difficulty in forecasting and quantifying certain amounts necessary for such a reconciliation, including forward-looking tax expense and other income (expense).

Non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, financial measures prepared in accordance with GAAP.

Reconciliation of Net Income (Loss) to Adjusted EBITDA
A reconciliation of net income as reported to Adjusted EBITDA is included in the tables below (in millions):

	Three Months Ended
	June 30, 2023	March 31, 2023

VALARIS
Net income (loss)	$(27.3)	$48.6
Add (subtract):
Income tax expense (benefit)	24.5	(27.6)
Interest expense	16.7	11.1
Other income	(23.8)	(23.6)
Operating income (loss)	$(9.9)	$8.5
Add (subtract):
Depreciation expense	24.5	23.3
Equity in (earnings) losses of ARO	0.7	(3.3)
Adjusted EBITDA (1)	$15.3	$28.5
(1)Starting from the second quarter 2023, our Adjusted EBITDA calculation was changed to include amortization associated with deferred mobilization and contract preparation revenues and costs and deferred capital upgrade revenues to better reflect the earnings profile of our operations and more closely align with the calculation methodology used by Valaris' closest offshore drilling peers. Prior periods were adjusted to conform with the current period presentation.

	Three Months Ended
	June 30, 2023	March 31, 2023

ARO
Net income (loss)	$(7.3)	$0.8
Add:
Income tax expense	—	1.9
Other expense, net	8.8	10.4
Operating income	$1.5	$13.1
Add:
Depreciation expense	15.6	15.0
EBITDA	$17.1	$28.1

Reconciliation of Net Income to Adjusted EBITDA and Adjusted EBITDAR

(In millions)	Three Months Ended
	June 30, 2023	March 31, 2023
FLOATERS
Net income	$17.9	$27.5
Subtract:
Other income	(0.3)	(0.3)
Operating income	$17.6	$27.2
Add (subtract):
Depreciation and amortization	13.8	13.1
Other costs	(0.3)	(0.1)
Adjusted EBITDA (1)	$31.1	$40.2
Add:
Reactivation costs	44.2	26.2
Adjusted EBITDAR (1)	$75.3	$66.4

JACKUPS
Net income	$39.1	$12.1
Add (subtract):
Other income	(27.6)	(0.2)
Operating income	$11.5	$11.9
Add (subtract):
Depreciation and amortization	9.7	9.1
Other costs	(0.1)	(0.2)
Adjusted EBITDA (1)	$21.1	$20.8
Add (subtract):
Reactivation costs	(0.1)	0.1
Adjusted EBITDAR (1)	$21.0	$20.9

OTHER
Net income	$23.8	$24.0
Operating income	$23.8	$24.0
Add (subtract):
Depreciation and amortization	3.5	1.2
Other costs	(2.4)	0.2
Adjusted EBITDA (1)	$24.9	$25.4
Adjusted EBITDAR (1)	$24.9	$25.4
(1)Starting from the second quarter 2023, our Adjusted EBITDA and Adjusted EBITDAR calculation were changed to include amortization associated with deferred mobilization and contract preparation revenues and costs and deferred capital upgrade revenues to better reflect the earnings profile of our operations and more closely align with the calculation methodology used by Valaris' closest offshore drilling peers. Prior periods were adjusted to conform with the current period presentation.

Reconciliation of Net Income (Loss) to Adjusted EBITDAR

(In millions)	Three Months Ended
	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022
ACTIVE FLEET (1)
Net income	$68.2	$55.4	$79.9	$98.8	$67.3
Add (subtract):
Other (income) expense	(27.4)	—	(0.9)	—	0.1
Operating income	$40.8	$55.4	$79.0	$98.8	$67.4
Add (subtract):
Reactivation costs	44.1	26.3	20.7	17.8	24.3
Depreciation and amortization	19.9	18.9	21.9	20.8	27.8
Support and other costs	(0.3)	(0.2)	(0.1)	(0.2)	(7.8)
Adjusted EBITDAR (2)	$104.5	$100.4	$121.5	$137.2	$111.7

LEASED AND MANAGED RIGS
Net income	$23.8	$24.0	$21.2	$20.7	$13.4
Subtract:
Other income	—	—	—	(0.1)	—
Operating income	$23.8	$24.0	$21.2	$20.6	$13.4
Add (subtract):
Depreciation and amortization	3.5	1.3	1.3	1.3	1.3
Support and other costs	(2.4)	0.1	(0.2)	0.1	0.2
Adjusted EBITDAR (2)	$24.9	$25.4	$22.3	$22.0	$14.9

STACKED FLEET
Net income (loss)	$(11.7)	$(15.8)	$(6.9)	$(11.1)	$78.9
Add (subtract):
Other (income) expense	—	(0.5)	(3.9)	0.1	(135.4)
Operating loss	$(11.7)	$(16.3)	$(10.8)	$(11.0)	$(56.5)
Add (subtract):
Depreciation and amortization	1.3	3.2	2.7	2.6	(4.6)
Loss on impairment	—	—	—	—	34.5
Support and other costs	2.2	—	—	(0.1)	7.6
Adjusted EBITDAR (2)	$(8.2)	$(13.1)	$(8.1)	$(8.5)	$(19.0)

TOTAL FLEET
Net income	$80.3	$63.6	$94.2	$108.4	$159.6
Subtract:
Other income	(27.4)	(0.5)	(4.8)	—	(135.3)
Operating income	$52.9	$63.1	$89.4	$108.4	$24.3
Add (subtract):
Reactivation costs	44.1	26.3	20.7	17.8	24.3
Depreciation and amortization	24.7	23.4	25.9	24.7	24.5
Loss on impairment	—	—	—	—	34.5
Support and other costs	(0.5)	(0.1)	(0.3)	(0.2)	—
Adjusted EBITDAR (2)	$121.2	$112.7	$135.7	$150.7	$107.6

(1)Active fleet represents rigs that are not preservation stacked and includes rigs that are in the process of being reactivated.
(2)Adjusted EBITDAR for active fleet, leased and managed rigs and stacked fleet excludes onshore support costs and general and administrative expense. Starting in the second quarter 2023, our Adjusted EBITDAR calculation was changed to include amortization associated with deferred mobilization and contract preparation revenues and costs and deferred capital upgrade revenues to better reflect the earnings profile of our operations and more closely align with the calculation methodology used by Valaris' closest offshore drilling peers. Prior periods were adjusted to conform with the current period presentation.

Reconciliation of Operating Revenues to Adjusted Revenues, Operating Expenses to Adjusted Operating Expenses and Net Income (Loss) to Adjusted EBITDA

(In millions)	Three Months Ended
	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022
DRILLSHIPS
Operating revenues	$157.7	$146.5	$151.9	$139.8	$149.0
Subtract:
Reimbursable revenues	(9.9)	(7.1)	(6.8)	(8.5)	(15.4)
Adjusted revenues	$147.8	$139.4	$145.1	$131.3	$133.6

Operating expenses	$170.1	$146.5	$145.4	$137.5	$174.0
Add (subtract):
Depreciation and amortization	(12.9)	(12.2)	(12.1)	(11.9)	(11.4)
Loss on impairment	—	—	—	—	(34.5)
Reimbursable expenses	(10.0)	(7.1)	(6.9)	(8.3)	(15.5)
Other	(0.1)	—	0.9	(0.5)	(0.6)
Adjusted operating expenses	$147.1	$127.2	$127.3	$116.8	$112.0

Net income (loss)	$(12.0)	$0.4	$7.3	$2.4	$(25.2)
Add (subtract):
Other (income) expense	(0.4)	(0.3)	(0.9)	—	0.2
Operating income (loss)	(12.4)	0.1	6.4	2.4	(25.0)
Add (subtract):
Depreciation and amortization	12.9	12.2	12.1	11.9	11.4
Loss on impairment	—	—	—	—	34.5
Other	(0.2)	(0.1)	—	(0.1)	0.1
Adjusted EBITDA (1)	$0.3	$12.2	$18.5	$14.2	$21.0

(1)Adjusted EBITDA for asset category excludes onshore support costs and general and administrative expense. Starting from the second quarter 2023, our Adjusted EBITDA calculation was changed to include amortization associated with deferred mobilization and contract preparation revenues and costs and deferred capital upgrade revenues to better reflect the earnings profile of our operations and more closely align with the calculation methodology used by Valaris' closest offshore drilling peers. Prior periods were adjusted to conform with the current period presentation.

Reconciliation of Operating Revenues to Adjusted Revenues, Operating Expenses to Adjusted Operating Expenses and Net Income (Loss) to Adjusted EBITDA

(In millions)	Three Months Ended
	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022
SEMISUBMERSIBLES
Operating revenues	$69.7	$68.3	$59.1	$61.9	$39.1
Subtract:
Reimbursable revenues	(1.0)	(1.1)	(0.7)	(1.2)	(2.0)
Adjusted revenues	$68.7	$67.2	$58.4	$60.7	$37.1

Operating expenses	$39.7	$41.1	$40.1	$35.6	$38.1
Add (subtract):
Depreciation and amortization	(0.9)	(0.9)	(0.8)	(0.8)	(0.8)
Reimbursable expenses	(1.0)	(1.1)	(0.9)	(1.2)	(2.1)
Other	0.1	(0.2)	(0.2)	—	(0.2)
Adjusted operating expenses	$37.9	$38.9	$38.2	$33.6	$35.0

Net income	$29.9	$27.1	$19.3	$26.2	$1.1
Add (subtract):
Other (income) expense	0.1	—	(0.2)	—	(0.1)
Operating income	30.0	27.1	19.1	26.2	1.0
Add (subtract):
Depreciation and amortization	0.9	0.9	0.8	0.8	0.8
Other	(0.1)	—	0.1	—	0.1
Adjusted EBITDA (1)	$30.8	$28.0	$20.0	$27.0	$1.9

(1)Adjusted EBITDA for asset category excludes onshore support costs and general and administrative expense. Starting from the second quarter 2023, our Adjusted EBITDA calculation was changed to include amortization associated with deferred mobilization and contract preparation revenues and costs and deferred capital upgrade revenues to better reflect the earnings profile of our operations and more closely align with the calculation methodology used by Valaris' closest offshore drilling peers. Prior periods were adjusted to conform with the current period presentation.

Reconciliation of Operating Revenues to Adjusted Revenues, Operating Expenses to Adjusted Operating Expenses and Net Income (Loss) to Adjusted EBITDA

(In millions)	Three Months Ended
	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022
HD ULTRA-HARSH & HARSH JACKUPS
Operating revenues	$56.7	$75.7	$98.5	$123.0	$106.1
Subtract:
Reimbursable revenues	(2.1)	(4.2)	(2.8)	(3.5)	(3.7)
Adjusted revenues	$54.6	$71.5	$95.7	$119.5	$102.4

Operating expenses	$56.3	$78.4	$72.8	$71.2	$76.3
Add (subtract):
Depreciation and amortization	(5.8)	(5.8)	(5.7)	(5.7)	(5.5)
Reimbursable expenses	(2.2)	(3.9)	(2.8)	(3.1)	(3.3)
Other	(0.2)	0.1	0.1	—	(0.2)
Adjusted operating expenses	$48.1	$68.8	$64.4	$62.4	$67.3

Net income (loss)	$0.4	$(2.5)	$29.3	$51.7	$29.8
Add (subtract):
Other (income) expense	—	(0.1)	(3.5)	0.1	—
Operating income (loss)	0.4	(2.6)	25.8	51.8	29.8
Add (subtract):
Depreciation and amortization	5.8	5.8	5.7	5.7	5.5
Other	(0.1)	(0.2)	(0.1)	(0.4)	—
Adjusted EBITDA (1)	$6.1	$3.0	$31.4	$57.1	$35.3

(1)Adjusted EBITDA for asset category excludes onshore support costs and general and administrative expense. Starting from the second quarter 2023, our Adjusted EBITDA calculation was changed to include amortization associated with deferred mobilization and contract preparation revenues and costs and deferred capital upgrade revenues to better reflect the earnings profile of our operations and more closely align with the calculation methodology used by Valaris' closest offshore drilling peers. Prior periods were adjusted to conform with the current period presentation.

Reconciliation of Operating Revenues to Adjusted Revenues, Operating Expenses to Adjusted Operating Expenses and Net Income to Adjusted EBITDA

(In millions)	Three Months Ended
	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022
HD & SD MODERN JACKUPS
Operating revenues	$74.2	$73.2	$62.5	$59.0	$61.1
Add (subtract):
Reimbursable revenues	(6.2)	(2.8)	(2.2)	(2.0)	(1.9)
Amortization of drilling contract intangibles	—	—	1.9	1.9	1.9
Adjusted revenues	$68.0	$70.4	$62.2	$58.9	$61.1

Operating expenses	$65.5	$66.1	$53.7	$52.6	$62.8
Add (subtract):
Depreciation and amortization	(2.9)	(2.4)	(2.4)	(2.3)	(2.4)
Reimbursable expenses	(6.2)	(2.9)	(2.3)	(2.0)	(1.9)
Other	(0.2)	0.1	—	0.1	0.1
Adjusted operating expenses	$56.2	$60.9	$49.0	$48.4	$58.6

Net income	$8.9	$7.2	$8.8	$6.5	$118.3
Subtract:
Other income	(0.1)	(0.1)	(0.1)	(0.1)	(120.1)
Operating income (loss)	8.8	7.1	8.7	6.4	(1.8)
Add (subtract):
Depreciation and amortization	2.9	2.4	4.4	4.2	4.5
Other	(0.1)	(0.1)	(0.1)	—	(0.3)
Adjusted EBITDA (1)	$11.6	$9.4	$13.0	$10.6	$2.4

(1)Adjusted EBITDA for asset category excludes onshore support costs and general and administrative expense. Starting from the second quarter 2023, our Adjusted EBITDA calculation was changed to include amortization associated with deferred mobilization and contract preparation revenues and costs and deferred capital upgrade revenues to better reflect the earnings profile of our operations and more closely align with the calculation methodology used by Valaris' closest offshore drilling peers. Prior periods were adjusted to conform with the current period presentation.

Reconciliation of Operating Revenues to Adjusted Revenues, Operating Expenses to Adjusted Operating Expenses and Net Income to Adjusted EBITDA

(In millions)	Three Months Ended
	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022
SD LEGACY JACKUPS
Operating revenues	$13.7	$20.9	$20.8	$13.9	$18.6
Subtract:
Reimbursable revenues	(0.7)	(0.5)	(0.4)	(0.3)	(0.5)
Adjusted revenues	$13.0	$20.4	$20.4	$13.6	$18.1

Operating expenses	$11.3	$13.4	$12.6	$12.9	$11.8
Subtract:
Depreciation and amortization	(1.0)	(0.9)	(1.6)	(1.0)	(0.8)
Reimbursable expenses	(0.7)	(0.5)	(0.5)	(0.2)	(0.5)
Other	—	—	—	—	(0.1)
Adjusted operating expenses	$9.6	$12.0	$10.5	$11.7	$10.4

Net income	$29.8	$7.4	$8.3	$0.9	$22.2
Add (subtract):
Other (income) expense	(27.5)	—	(0.1)	0.1	(15.3)
Operating income	2.3	7.4	8.2	1.0	6.9
Add:
Depreciation and amortization	1.0	0.9	1.6	1.0	0.8
Other	0.1	0.1	—	—	0.1
Adjusted EBITDA (1)	$3.4	$8.4	$9.8	$2.0	$7.8

(1)Adjusted EBITDA for asset category excludes onshore support costs and general and administrative expense. Starting from the second quarter 2023, our Adjusted EBITDA calculation was changed to include amortization associated with deferred mobilization and contract preparation revenues and costs and deferred capital upgrade revenues to better reflect the earnings profile of our operations and more closely align with the calculation methodology used by Valaris' closest offshore drilling peers. Prior periods were adjusted to conform with the current period presentation.